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                                                                    Exhibit 23.2




            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the Registration Statements on Form S-3 (Nos. 333-74442, 333-63190, 333-38578, 333-34412, 333-31983,333-37678,
333-03719, 333-71457, 333-52973) and related prospectuses and the Registration Statement on Form S-1 (Nos. 333-112772, 333-103153) and the Registration Statement on Form S-8 (Nos. 333-107831, 333-59780) of our report dated April 8, 2003, with respect to the consolidated financial statements of Sedona Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.



                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 30, 2005